Swidler Berlin Shereff Friedman, LLP
919 Third Avenue
New York, New York 10022

                                        October 28, 1998

Prudential National Municipals Fund, Inc.
Gateway Center Three
Newark, New Jersey 07102

Ladies and Gentlemen:

          We have acted as counsel for Prudential National Municipals Fund, Inc. (the "Fund") in connection with the proposed acquisition by the Fund of
(a) all of the assets of Maryland and Michigan Series (collectively, the "State Series"), each a series of Prudential Municipal Series Fund ("Series Fund"), in exchange solely for Class A shares of the Fund and the Fund's assumption of all of the liabilities, if any, of the State Series and (b) all of the assets of Intermediate Series ("Intermediate Series") of Prudential Municipal Bond Fund ("Bond Fund"), in exchange for Class A, Class B and Class C shares of the Fund and the Fund's assumption of all the liabilities, if any, of Intermediate Series (the "Reorganizations," and each a "Reorganization"). This opinion is furnished in connection with the Fund's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Class A, Class B and Class C shares of common stock, par value $0.01 per share, of the Fund (the "Shares"), to be issued in the Reorganizations.

          As counsel for the Fund, we are familiar with the proceedings taken by it and to be taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Articles of Incorporation of the Fund, as amended and supplemented, the By-Laws of the Fund, as amended, a certificate issued by the State Department of Assessments and Taxation of the State of Maryland, certifying the existence and good standing of the Fund, an opinion of Piper & Marbury, L.L.P., dated the date hereof, and attached as Annex A hereto and such other documents as we have deemed relevant to the matters referred to in this opinion.

          Based upon the foregoing, we are of the opinion that subsequent to the approval of each Agreement and Plan of Reorganization between the Fund and each of Series Fund and Bond Fund, respectively, set forth in the proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of common stock of the Fund.

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Prudential National Municipals Fund, Inc.
Page 2

          We are members of the Bar of the State of New York and are not members of the Bar of, or authorized to practice law in, any other jurisdiction. Insofar as any opinion expressed herein involves the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury, L.L.P. referenced above and our opinion is subject to the same qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury, L.L.P.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

                              Very truly yours,
                              /s/ Swidler Berlin Shereff Friedman, LLP
                              Swidler Berlin Shereff Friedman, LLP

SBSF:MKN:JLS:JHN:GNB:MGM

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                                                            Annex A

                            PIPER & MARBURY L.L.P.
                             Charles Center South
                           38 South Charles Street
                           Baltimore, MD 21201-3018



                              October 28, 1998

Prudential National Municipals Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

    Re: Registration Statement on Form N-14
        -----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Prudential National Municipals Fund, Inc. (the "Fund") in connection with the registration by the Fund of up to 750 million shares of its Common Stock divided into three classes, designated Class A, Class B and Class C shares (the "Shares"), pursuant to a registration statement on Form N-14, as amended (the "Registration Statement") under the Securities Act of 1933, as amended.

     In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

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Prudential National Municipals Fund, Inc.
October 28, 1998
Page 2


     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the charter but unissued, will be legally issued, fully paid and nonassessable.

     Swidler Berlin Shereff Friedman, LLP are authorized to rely upon this opinion in rendering any opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Piper & Marbury LLP